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                                  EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Biomet, Inc. on Form S-8 (File Nos. 333-65139, 333-00331, 33-75618, 33-65700,
33-50268, 33-37561, 33-26826 and 33-7361), on Form S-4 (File No. 333-88905) and
on Form S-3 (File Nos. 33-50420, 33-27008 and 333-94959) and in the related Prospectus of our report dated July 9, 2001, on our audit of the consolidated statements of income, shareholders' equity and cash flows and financial statement schedule of Biomet, Inc. and subsidiaries for the year ended May 31, 2001, which report is included in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP


Chicago, Illinois
August 21, 2003